Exhibit 10.84

Southern Iowa Gaming Deposit Escrow

DEPOSIT ESCROW AGREEMENT

This DEPOSIT ESCROW AGREEMENT (“Escrow Agreement”) is entered into as of this 20th day of July, 2004 by and between Southern Iowa Gaming Co., an Iowa corporation (together with its respective affiliates, “Seller”) and Herbst Gaming, Inc., a Nevada corporation, (“Buyer”) and Lawyers Title of Arizona (“Escrow Agent”).

Recitals

WHEREAS, concurrently herewith, Seller and Buyer are entering into that certain Asset Purchase and Sale Agreement (the “Agreement”), a copy of which is attached hereto as Exhibit A and by this reference incorporated herein.

WHEREAS, as a material inducement to execute and deliver the Agreement and as a condition to the consummation of the transactions contemplated by the Agreement, Buyer and Seller have agreed to perform certain acts on or before agreed to dates and in connection therewith Buyer has agreed to make the Deposit.

WHEREAS, Buyer and Seller now desire to evidence their agreement regarding the disbursement of the Deposit pursuant to the terms of this Escrow Agreement.

Agreements

NOW THEREFORE, for and in consideration of the mutual covenants and promises contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Escrow Agent, Seller and Buyer hereby agree as follows:

1.               Defined Terms.  Capitalized terms used in this Escrow Agreement without definition shall have the meanings ascribed to them in the Agreement.

2.               Appointment of Escrow Agent.  Buyer and Seller hereby appoint the Escrow Agent  to act as escrow agent hereunder and the Escrow Agent agrees to act as such.

3.               Establishment of the Deposit Fund.  (a)  On the Effective Date, Buyer shall deliver cash or an irrevocable letter of credit (the “Letter of Credit”) in the amount of $6,348,000 (the “Deposit Amount”) to the Escrow Agent, in accordance with the terms of Section 3.1 of the Agreement.  The Escrow Agent shall promptly acknowledge in writing to Buyer and Seller receipt thereof.

(b)  The Escrow Agent shall hold the Deposit Amount and all interest and other amounts earned thereon (collectively, as it shall exist from time to time, the “Deposit Fund”), in escrow pursuant to the terms hereof.  Upon receipt of any cash representing any portion of the Deposit Amount, whether on the Effective Date or upon any drawdown of the Letter of Credit, the Escrow Agent agrees to deposit such portion of the Deposit Amount in a separate special interest-bearing account in a federally chartered bank with security for the amount of the Deposit Amount in excess of the federally insured amount (the “Escrow Account”).  At no time shall any portion of the Deposit Amount be invested in either Buyer or Seller, or in any affiliate of either of them.

4.               Payments from the Deposit Fund.  (a)  Seller or Buyer (the “Notifying Party”) shall initiate a claim against the Deposit Fund by delivering to the other party ( the “Receiving Party”), with a copy to the Escrow Agent, a written notice (a “Payment Notice”), which Payment Notice shall state that an event has occurred under the Agreement pursuant to which the Notifying Party is entitled to payment of all amounts held in the Deposit Fund.

(b)  If the Receiving Party shall object in good faith to the payment to the Notifying Party of the amounts held in the Deposit Fund, the Receiving Party shall, within ten (10) business days after receipt (or deemed receipt pursuant to Section 10 hereof) by the Receiving Party of such Payment Notice, deliver to the Escrow Agent, with a copy to the Notifying Party, a certificate, executed by an authorized officer of the Receiving Party (a “Certificate of Objections”), specifying in reasonable detail the nature and basis for each such good faith objection.

(c)  If the Escrow Agent shall not have received a Certificate of Objections objecting to the Payment Notice on or prior to the tenth (10th) business day after receipt (or deemed receipt pursuant to Section 10 hereof) by the Receiving Party of such Payment Notice, the Receiving Party shall be deemed to have acknowledged that such Payment Notice is correct and final and the Escrow Agent shall thereafter transfer to or to the order of Notifying Party all amounts held in the Deposit Fund.

(d)  If the Receiving Party delivers to the Escrow Agent, on or prior to the tenth (10th) business day after receipt (or deemed receipt pursuant to Section 10 hereof) by Receiving Party of a Payment Notice, a Certificate of Objections objecting to the payment to the Notifying Party of the amount held in the Deposit Fund, the amounts held in the Deposit Fund shall be held by the Escrow Agent and shall not be released from the Deposit Fund, except in accordance with either:

(i)                                     a written memorandum pursuant to Section 5(a) hereof, executed by an authorized signatory of each of Buyer and Seller, or

(ii)                                  written instructions executed by an authorized signatory of each of Buyer and Seller and a copy of the final judgment of the arbitrator having jurisdiction over the matters relating to the claim, as provided in Section 5, upon receipt of which the Escrow Agent shall distribute to the party identified in such memorandum or written instructions, as the case may be, the amount of the funds held in the Deposit Fund.

(e)  In the event that at the time for any payment to be made by the Escrow Agent to Seller pursuant to this Escrow Agreement there shall be insufficient cash in the Deposit Fund for such payment to be made, the Escrow Agent shall make a draw down against the Letter of Credit, in accordance with the terms thereof, in such amount as shall be necessary to satisfy such payment obligation, and shall disburse the cash proceeds of such draw down in accordance with the terms of this Escrow Agreement.

(f)  Notwithstanding any other provision to the contrary herein, if for any reason the Agreement has not closed by the date which is thirty (30) business days prior to the expiration date of the Letter of Credit, and Buyer and Seller have not otherwise agreed in writing to terminate this Deposit Escrow Agreement, or to otherwise dispose of the Deposit Fund,  then the Escrow Agent shall draw down against the full amount of the Letter of Credit and such cash proceeds shall become part of the Deposit Fund and shall be disbursed in accordance with the terms of this Escrow Agreement.  Buyer hereby irrevocably authorizes Escrow Agent to draw on the Letter of Credit in such circumstances and agrees to release and hold Escrow Agent harmless from any liability for drawing on the Letter of Credit (it being expressly understood and agreed that if Buyer and Seller are in dispute as to how the Deposit is to be disposed of, then the Escrow Agent is to draw on the Letter of Credit before its expiration and hold the proceeds therefrom until such dispute is resolved).

(g)  On the Termination Date, if the amounts held in the Deposit Fund shall not previously have been paid out in accordance with this Section 4, the Escrow Agent shall (i) pay any amount of cash held in the Deposit Fund to Seller (to be set off against the Purchase Price, in accordance with Section 3.1 of the Agreement), (ii) deliver to Buyer for cancellation the Letter of Credit, to the extent any amounts are then outstanding thereunder and (iii) provide to each of Buyer and Seller an accounting of all such payments and deliveries.

(h)  Notwithstanding any other provision of this Escrow Agreement to the contrary, at any time prior to the termination of this Escrow Agreement, the Escrow Agent shall, if so instructed in writing signed by an authorized signatory of each of Buyer and Seller, pay from the Deposit Fund, as instructed, to or to the order of the party identified in such writing, the amount of cash or other property so instructed.

5.               Resolution of Conflicts.  (a)  In case a Receiving Party shall timely object in writing to any claim or claims by a Notifying Party made in any Payment Notice, as provided in Section 4(b), Seller and Buyer shall attempt in good faith for thirty (30) calendar days following delivery of the Certificate of Objections to agree upon the rights of the respective parties with respect to each of such claims.  If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by an authorized signatory of both parties and shall be delivered to the Escrow Agent.  The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute amounts from the Deposit Fund in accordance with the terms thereof.

(b)  If no such agreement can be reached within thirty (30) calendar days after delivery of the Certificate of Objections, either Buyer or Seller may, by written notice to the other, with a copy to the Escrow Agent, demand arbitration of the matter in accordance with the provisions of Section 11 of this Escrow Agreement.  The decision of the arbitrator as to the validity and amount of any claim in such Payment Notice shall be binding and conclusive upon the parties to this Escrow Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Deposit Fund in accordance therewith.

6.               Taxes.  (a)  The parties agree to treat the Deposit Fund as owned by Buyer and not received by Seller, in all cases to the extent not paid to Seller pursuant to Section 4 hereof, and to file all Tax Returns on a basis consistent with such treatment.

(b)  All dividends, distributions, interest and gains earned or realized on the amounts in the Deposit Fund (“Earnings”) shall be treated as having been received by Buyer for United States federal income tax purposes.  Unless otherwise required by law, the parties agree that, for United States federal income tax purposes, Buyer shall report Earnings as its income.

(c)  Any disbursement of amounts in the Deposit Fund to Seller shall be treated for United States federal income tax purposes as consisting, in part, of imputed interest on the amount of such payment from the date of this Escrow Agreement until the date of payment in accordance with the Code and Treasury Regulations promulgated thereunder.

(d)  Buyer shall timely file information statements with the IRS (to the extent required by law).  Buyer may require Seller to provide Buyer with an IRS Form W-9 or W-8BEN, as applicable, and any other forms and documents that Buyer may reasonably request to complete such information returns and payee statements (collectively, the “Tax Reporting Documentation”).  The parties hereto understand that if such Tax Reporting Documentation is not provided to Buyer, then Buyer may be required by the Code to withhold a portion of any imputed interest or other payments made to Seller.  All tax withheld pursuant to this subsection (d) shall be treated as having been paid to the person from whom such amounts were withheld for purposes of determining any further amounts to which such person is entitled hereunder.

7.               Assignment of Rights to the Deposit Fund; Assignment of Obligations; Successors.  This Escrow Agreement may not be assigned by operation of law or otherwise without the express written consent of Buyer and Seller (which consent may be granted or withheld in their sole discretion), and any assignment in violation of this requirement shall be void; provided, however, any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act, provided such corporation or association is a bank or trust company having a corporate trust office in Phoenix, Arizona and assets in excess of $100 million.  This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

8.               Escrow Agent.  (a)  Except as expressly contemplated by this Escrow Agreement or by joint written instructions from Buyer and Seller, the Escrow Agent shall not sell, transfer or otherwise dispose of, in any manner, all or any portion of the Deposit Fund, except pursuant to an order of a court of competent jurisdiction.

(b)  The duties and obligations of the Escrow Agent shall be determined solely by this Escrow Agreement, and the Escrow Agent shall not be liable except for the performance or non-performance of such duties and obligations as are specifically set forth in this Escrow Agreement.

(c)  In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument.  The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Escrow Agreement has been duly authorized to do so.

(d)  The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder while acting in good faith and in the exercise of reasonable judgment.  The Escrow Agent may consult with independent counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the reasonable opinion of such counsel.

(e)  The Escrow Agent shall have no duty as to the collection or protection of the Deposit Fund or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.

(f)  As compensation for its services to be rendered under this Escrow Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Escrow Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Escrow Agreement and the carrying out of its duties under this Escrow Agreement.  All such fees and expenses shall be paid by Seller.

(g)  The Escrow Agent may at any time resign by giving twenty (20) business days’ prior written notice of resignation to Buyer and Seller.  Buyer and Seller may at any time jointly remove the Escrow Agent by giving ten (10) business days’ prior written notice signed by each of them to the Escrow Agent.  If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank, trust company, or title insurance company having a corporate office in Phoenix, Arizona or St. Joseph, Missouri and assets in excess of $100 million, and which shall be reasonably acceptable to Buyer, shall be appointed by Seller by written instrument executed by Seller and Buyer and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder by such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of Seller, Buyer or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Deposit Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent.  If no successor Escrow Agent shall have been appointed within twenty (20) business days of a notice of resignation by the Escrow Agent, the Escrow Agent’s sole responsibility shall thereafter be to hold the Deposit Fund until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by Buyer and Seller and termination of this Escrow Agreement in accordance with its terms.

(h)  In the event of any disagreement (other than as evidenced by a Certificate of Objections) between any of the parties (other than Escrow Agent) to this Escrow Agreement, or between them or any of them and any other person or entity resulting in conflicting or adverse claims or demands being made in connection with the Deposit Fund, or in the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, Escrow Agent at its option may refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and, in any such event, Escrow Agent shall not be or become liable in any way or to any person or entity for its failure or refusal to act, and Escrow Agent shall be entitled to either;

(i)                                     continue so to refrain from acting until (A) the rights of all parties shall have been determined by a final and unappealable order of a court of competent jurisdiction or by a final and unappealable award of arbitrators, or (B) all differences shall have been resolved by agreement among all of the interested persons or entities, and Escrow Agent shall have been notified thereof in writing signed by all such persons or entities, or

(ii)                                  file an interpleader action in any court of competent jurisdiction.

(i)  Buyer and Seller shall jointly and severally indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax (other than any tax associated with the receipt by the Escrow Agent of fees, expenses and other payments hereunder), liability and expense that may be incurred by Escrow Agent arising out of or in connection with its duties, obligations or performance as Escrow Agent hereunder, except as caused by Escrow Agent’s gross negligence or willful misconduct, including the legal costs and expenses of bringing an interpleader action pursuant to Section 8(h)(ii) of this Escrow Agreement and of defending itself against any claim or liability in connection with its performance or non-performance hereunder.  The terms of this Section 8(i) shall survive the termination of this Escrow Agreement and, with respect to claims arising in connection with Escrow Agent’s duties while acting as such, the resignation or removal of Escrow Agent.

9.               Termination.  This Escrow Agreement shall terminate (the “Termination Date”) on the earlier of: (a) the date the transactions described in the Agreement close, or (b) the date on which the Letter of Credit has been fully drawn on and there are no funds or other property remaining in the Deposit Fund, or (c) the date all remaining funds and/or the Letter of Credit are returned to Buyer.

10.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified or delivery by facsimile (with acknowledgment of complete transmission), (b) one (1) business day after the business day of deposit with a nationally recognized overnight courier service for next day delivery, freight prepaid, or (c) three (3) business days after deposit with the United States Post Office for delivery by registered or certified mail, postage prepaid.  Any such communication shall be addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	If to Buyer:	Herbst Gaming Inc.
5195 Las Vegas Blvd.
Las Vegas, Nevada 89118
Attention: Ed Herbst and Sean Higgins

	With a copy to:	Gibson, Dunn & Crutcher, LLP
333 S. Grand Avenue
Los Angeles, California 90071-3197
Attention: Peter Ziegler

(ii)	If to Seller:	Southern Iowa Gaming, Co.
777 Winners Circle
St. Joseph, Missouri 64505
Attention: Bruce Schmitter and Larry Seckington

	With a copy to:	Howard Grace
7575 North 16th Street
Suite 1
Phoenix, Arizona 85020

(iii)	If to Escrow Agent:	Lawyers Title of Arizona
1850 North Central Avenue, Suite 125
Phoenix, Arizona 85004-4590
Attention: Sandy Butler

11.         Arbitration.  Any and all questions, disputes or controversies arising in connection with this Escrow Agreement (with the exception of any remedy seeking equitable relief which shall not be subject to this Section 11), in interpretation, application, performance, nonperformance of any instructions executed and delivered hereunder (collectively “Disputes”) shall, at the demand of any party hereto, be determined by arbitration.  Buyer and Seller shall appoint a single arbitrator (“Arbitrator”) who is licensed by the American Arbitration Association (“AAA”) to arbitrate such Disputes.  In the event Buyer and Seller cannot agree on the selection of the Arbitrator, each party shall select one Arbitrator who shall together select the single Arbitrator who shall arbitrate the matter.  Upon making a determination with respect to any dispute, the Arbitrator shall submit a written decision on each such Dispute to Seller and Buyer.  Any determination by the Arbitrator with respect to any Disputes shall be final and binding on each party to this Escrow Agreement.  The forum for any arbitration will be Los Angeles, California.  The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA as in effect for commercial arbitrations conducted by the AAA.  Seller and Buyer agree that the costs of the Arbitrator shall be borne as determined by the Arbitrator.  Judgment upon the award of the Arbitrator may be entered in any Court having jurisdiction thereof.

12.         Governing Law.  This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona applicable to contracts executed and to be performed entirely within that State.  Any controversy or claim arising out of or relating to this Escrow Agreement or a breach hereof shall be settled in accordance with the arbitration provisions set forth in Section 11 of this Escrow Agreement.

13.         Amendments.  This Escrow Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Buyer, Seller and the Escrow Agent or (b) by a waiver in accordance with Section 14 of this Escrow Agreement.

14.         Waiver.  Buyer, Seller and the Escrow Agent may (a) extend the time for the performance of any obligation or other act of any other party hereto or (b) waive compliance with any agreement or condition contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Buyer, in the case of a waiver or extension by Buyer, Seller, in the case of a waiver or extension by Seller, or the Escrow Agent, in the case of a waiver or extension by the Escrow Agent.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Escrow Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

15.         Severability.  In the event that any provision of this Escrow Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Escrow Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  Buyer, Seller and the Escrow Agent further agree to use commercially reasonable efforts to replace such void or unenforceable provision of this Escrow Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

16.         Entire Agreement; No Third-Party Beneficiaries.  This Escrow Agreement, the Agreement and the Indemnity Escrow Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Escrow Agreement.  This Escrow Agreement is not intended to confer upon any Person other than the parties any rights or remedies.

17.         Counterparts.  This Escrow Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

***Signature Page Follows***

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first written above.

BUYER

Herbst Gaming, Inc.,
a Nevada corporation

By:	/s/ Edward J. Herbst
Name:		Edward J. Herbst
Title:		President

ESCROW AGENT

Lawyer’s Title of Arizona

By:
Name:
Title:

SELLER

Southern Iowa Gaming Co.,
an Iowa corporation

By:	/s/ Bruce Schmitter
	Name:	Bruce Schmitter
	Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first written above.

BUYER

Herbst Gaming, Inc.,
a Nevada corporation

By:
Name:
Title:

ESCROW AGENT

Lawyer’s Title of Arizona

By:	/s/ Sandra J. Butler
	Name:	Sandra J. Butler
	Title:	VP

SELLER

Southern Iowa Gaming Co.,
an Iowa corporation

By:	/s/ Bruce Schmitter
	Name:	Bruce Schmitter
	Title:	Vice President

SCHEDULE A

1.                           The Escrow Agent shall be paid a one-time fee of Three Hundred Dollars ($300.00) upon any draw-down of the Letter of Credit (it being understood that no such fee shall be payable in the event that there is no draw down of the Letter of Credit pursuant to this Escrow Agreement).

2.                           The Escrow Agent shall be paid a one-time fee of Twenty Five Dollars ($25.00) with respect to each check issued by the Escrow Agent in connection with any partial or full release of cash funds held by the Escrow Agent pursuant to the terms of this Escrow Agreement.

A-1